As filed with the Securities and Exchange Commission on August 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TAOPING INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

British Virgin Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

21st Floor, Everbright Bank Building

Zhuzilin, Futian District

Shenzhen, Guangdong 518040

People’s Republic of China

Tel: +86-755-88319888

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10168

(800) 221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin (Qixiang) Sun, Esq.

Bevilacqua PLLC

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

(202) 869-0888

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 22, 2023

TAOPING INC.

Up to 20,043,394 Ordinary Shares

This prospectus relates to the offer and resale, from time to time, by the selling shareholder identified in this prospectus (the “Selling Shareholder”) of up to 20,043,394 ordinary shares, no par value of Taoping Inc. (the “Ordinary Shares”). Throughout this prospectus, unless the context indicates otherwise, references to “Taoping” or “the Company” refer to Taoping Inc., a British Virgin Islands holding company and references to “we,” “us,” “our” or “our company” are to Taoping and its consolidated subsidiaries.

On July 17, 2023, Taoping entered into a standby equity purchase agreement (the “Private SEPA”) with Shanjing Capital Group Co., Ltd, a British Virgin Islands business company (the “Investor”), pursuant to which Toping may, at its sole discretion, elect to issue and sell to the Investor or its designee, from time to time after the date of this prospectus, up to $10 million of Ordinary Shares. Concurrently with the execution of the Private SEPA, Taoping issued 43,394 Ordinary Shares (the “Private Commitment Fee Shares”) to the Selling Shareholder, who is the Investor’s designee and sole director and sole shareholder of the Investor, as consideration for the Investor’s irrevocable commitment to purchase up to $10 million of Ordinary Shares at Taoping’s election pursuant to the Private SEPA. In connection with the Private SEPA, we are registering herein (i) up to 20,000,000 Ordinary Shares that the Company may sell to the Selling Shareholder, from time to time after the date of this prospectus, in its sole discretion, pursuant to the Private SEPA, and (ii) 43,394 Private Commitment Fee Shares. Please see “Selling Shareholder” for additional information regarding the Selling Shareholder.

We are not selling any Ordinary Shares under this prospectus and will not receive any of the proceeds from any resale of Ordinary Shares by the Selling Shareholder pursuant to this prospectus. However, we may receive up to $10 million in aggregate gross proceeds from sales of the Ordinary Shares, if any, to the Selling Shareholder that Taoping may, in its sole discretion, elect to make, from time to time after the date of this prospectus and after satisfaction of other conditions in the Private SEPA, based on market prices of the Ordinary Shares prior to the time Taoping elects to make such sales to the Selling Shareholder.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Selling Shareholder will bear all commissions and discounts, if any, attributable to its resales of Ordinary Shares. However, our registration of the Ordinary Shares covered by this prospectus does not guarantee that the Selling Shareholder will offer or sell any or all of the Ordinary Shares. The Selling Shareholder may offer, sell or distribute all or a portion of their Ordinary Shares publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Shareholder may sell or otherwise dispose the Ordinary Shares in the section entitled “Plan of Distribution.” The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “TAOP.” On August 18, 2023, the closing sale price of the Ordinary Share was $2.80.

INVESTORS PURCHASING SECURITIES IN THIS OFFERING ARE PURCHASING SECURITIES OF TAOPING, THE BRITISH VIRGIN ISLANDS HOLDING COMPANY RATHER THAN SECURITIES OF TAOPING’S SUBSIDIARIES THAT HAVE SUBSTANTIVE BUSINESS OPERATIONS IN CHINA.

Taoping is not an operating Chinese company but rather a holding company incorporated in the British Virgin Islands. Because Taoping has no business operations of its own, we conduct our business through Taoping’s operating subsidiaries in China (which is also referred to as “PRC”). This structure involves unique risks to investors and you may never directly hold equity interests in Taoping’s operating entities. You are specifically cautioned that there are significant legal and operational risks associated with being based in or having the majority of operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, may materially and adversely affect our business, financial condition, results of operations and the market price of Taoping’s securities. Moreover, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities being registered for sale or could significantly limit or completely hinder Taoping’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Although we believe our operating structure is legal and permissible under the Chinese law and regulations currently in effect, Chinese regulatory authorities could take a different position on the interpretation and enforcement of laws and regulations and disallow our holding company structure, which would likely result in a material adverse change in our operations and/or the value of Taoping’s securities being offered, including that it could cause the value of the Ordinary Shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 18, 2023 (the “2022 Annual Report on Form 20-F”).

Recent statements by the Chinese government indicate an intent to exert more oversight and more control over offerings conducted overseas and/or foreign investment in China-based issuers, including without limitation, the cybersecurity review and regulatory review requirements for overseas listing by Chinese companies, whether or not through an offshore holding company. The PRC government also initiated a series of actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that our subsidiaries in mainland China are directly subject to these regulatory actions or statements, as we have not carried out any monopolistic behavior and our business does not involve the collection of personal information or implicate national security. We also have dissolved the variable interest entity (“VIE”) structure in 2021 as our business does not involve any type of restricted industry. However, since these statements and regulatory actions by the PRC government are newly published and detailed official guidance and related implementation rules have not been issued or taken effect, uncertainties exist as to how soon the regulatory bodies in China will finalize implementation measures, and the impacts the modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list securities on an U.S. or other foreign exchange. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listing Rules”), came into effect on March 31, 2023. Pursuant to the Overseas Listing Rules, among others, when a PRC domestic company issuer issues securities in installments within the authorized scope, it shall file with the CSRC within three business days after the completion of the initial offering and state the total number of securities to be issued. After the completion of all the remaining offerings, it shall submit a report to the CSRC of the consolidated offering information. We have filed with the CSRC with respect to the transactions contemplated by the Private SEPA within the specific time limit as required by the Overseas Listing Rules.

Notwithstanding the foregoing, as of the date of this prospectus, according to our PRC counsel, Shihui Partners, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the Cyberspace Administration of China (the “CAC”), or any other PRC authorities that have jurisdiction over our operations.

Furthermore, as more stringent standards have been imposed by the U.S. Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, Taoping’s securities may be prohibited from trading if our auditor cannot be fully inspected. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China, because of positions taken by authorities in the jurisdiction, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in China. This list does not include our auditor, PKF Littlejohn LLP (“PKF”). On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in 2023 and beyond. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

While our auditor PKF is not headquartered in in mainland China or Hong Kong and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a jurisdiction outside the United States, then such lack of inspection could cause the Company’s securities to be delisted from the stock exchange. We cannot assure you that Nasdaq or regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected.

Cash is transferred through our organization in the following manner:

●	Our equity structure is a direct holding structure, that is, Taoping, the British Virgin Islands entity listed in the U.S., controls its operating subsidiaries in mainland China, through Taoping Holdings Limited, a British Virgin Islands subsidiary of Taoping (“Taoping Holdings”). See “Prospectus Summary—Corporate Structure” on page 3 for more details.

●	As of the date of this prospectus, neither Taoping nor any of its subsidiaries have paid dividends or made distributions to U.S. investors.

●	Within our direct holding structure, the cross-border transfer of funds from Taoping to its Chinese subsidiaries is legal and compliant with the laws and regulations of China. Taoping is permitted to provide funding to its subsidiaries in mainland China in the form of shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements of the respective jurisdiction. There are no quantity limits on Taoping’s ability to make capital contributions to its subsidiaries in mainland China under the PRC regulations. However, the subsidiaries in mainland China may only procure shareholder loans from Taoping Group (China) Ltd., a Hong Kong subsidiary that directly owns all subsidiaries in mainland China (“Taoping Group”), to the extent of the difference between their respective registered capital and total investment amount as recorded in the Chinese Foreign Investment Comprehensive Management Information System. In the event that proceeds are received by Taoping from selling the Ordinary Shares to the Selling Shareholder, the funds can be directly transferred to Taoping Group and then transferred to its subordinate PRC entities. Historically cash proceeds raised from overseas financing activities were transferred by Taoping to our Chinese subsidiaries via capital contribution or shareholder loans, as the case may be. See the section entitled “Incorporation of Certain Information by Reference” below regarding information of our consolidated financial statements for the years ended December 31, 2022, 2021 and 2020 appearing in the 2022 Annual Report on Form 20-F that is incorporated into this prospectus.

●	As a holding company, Taoping relies on dividends and other distributions on equity paid by its operating subsidiaries in mainland China for cash requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to any service expenses it may incur. To make transfers, transfers, dividends or distributions to Taoping, our operating subsidiaries in mainland China will need first transfer funds to Taoping Group in accordance with applicable laws and regulations of Hong Kong and mainland China and then to Taoping through Taoping Holdings. Taoping will then distribute dividends to its shareholders in proportion to their respective shareholding, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. As of the date of this prospectus, none of our subsidiaries has made any transfers, dividends or other distributions to Taoping. We intend to retain most, if not all, of our available funds and any future earnings to the development and growth of our business and do not expect to pay dividends in the foreseeable future.

●	The ability of our subsidiaries in mainland China to distribute dividends is based upon their distributable earnings. Current PRC regulations permit these subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our subsidiaries in mainland China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends. In addition, if any of our operating subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Taoping. Other than above, current PRC laws and regulations do not prohibit or limit using cash generated from one subsidiary to fund another subsidiary’s operations. Our subsidiaries in mainland China have historically from time to time funded other subsidiaries’ operations. Other than complying with the applicable PRC laws and regulations, we currently do not have our own cash management policy and procedures that dictate how funds are transferred.

For more information, see the section entitled “Incorporation of Certain Information by Reference” below regarding information of our audited consolidated financial statements for the years ended December 31, 2022, 2021 and 2020 appearing in the 2022 Annual Report on Form 20-F that is incorporated into this prospectus.

Investing in Taoping’s Ordinary Shares involves a high degree of risk. You are urged to carefully consider the risk factors beginning on page 8 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus before making any decision to invest in the securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [   ], 2023

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The Selling Shareholder may offer to sell, and seek offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Shareholder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of the securities offered by the Selling Shareholder described in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Shareholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Shareholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

The Selling Shareholder is offering the Ordinary Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Ordinary Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Ordinary Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Ordinary Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

Throughout this prospectus, unless the context indicates otherwise, references to “Taoping” or “the Company” refer to Taoping Inc., a British Virgin holding company and references to “we,” “us,” “our” or “our company” are to Taoping and its consolidated subsidiaries.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditure;

●	our expectations regarding demand for and market acceptance of our products and services;

●	competition in our industry; and

●	government policies and regulations relating to our industry.

The foregoing forward-looking statements should not be construed as exhaustive and should be read together with the other cautionary statements included in the 2022 Annual Report on Form 20-F, which is incorporated by reference herein. Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference into this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Before purchasing any Ordinary Shares in this offering, you should consider carefully all of the factors set forth or referred to in this prospectus, the applicable prospectus supplement or post-effective amendment and the documents incorporated by reference that could cause actual results to differ. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” in this prospectus and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should not assume that the information contained in this prospectus is accurate as of any date other than as of the date of this prospectus, or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that is being offered under this prospectus, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, the 2022 Annual Report on Form 20-F and our other SEC reports.

The Company

Company Overview

We are a leading provider of cloud-app technologies for Smart City IoT platforms, digital advertising delivery, and other internet-based information distribution systems in China. Our Internet ecosystem enables all participants of the new media community to efficiently promote branding, disseminate information, and exchange resources. In addition, we provide a broad portfolio of software and hardware with fully integrated solutions, including Information Technology infrastructure, Internet-enabled display technologies, and IoT platforms to customers in government, education, residential community management, media, transportation, and other private sectors.

Prior to 2014, we generated the majority of our revenues through selling our products and services mostly to the public service entities to help them improve their operational efficiency and service quality. Since 2014, we have expanded and diversified our customer base into the private sector. Our customers in the private sector include, among others, elevator maintenance companies, residential community management, advertising agencies, auto dealerships, and educational institutes. Our new corporate mission is to make publicity accessible and affordable for businesses of all sizes.

In May 2017, we completed our transformation to a provider of CAT and IoT technology based digital advertising distribution network and new media resource sharing platform, and offered an end-to-end digital advertising solution enabling customers to efficiently and cost-effectively direct advertisements to specific interactive ad display terminals in the out-of-home advertising market across China. In 2017, we became profitable as a result of a successful transition of our business model. We continued to improve our financial position in 2018. However, due to the unfavorable macro-economic environment and the slowdown of the out-of-home advertising market in China, we had net loss of approximately $7.1 million, $9.9 million and $18.3 million, respectively, in 2022, 2021, and 2020. For years going forward, we intend to continue to execute our business plan and build a nationwide cloud-based ad terminal network by penetrating into more cities throughout China, which is expected to generate recurring service revenue for the Company, in addition to equipment sales.

On June 9, 2021, we consummated an acquisition of 100% of the equity interest of Taoping New Media Co., Ltd (“TNM”), a leading media operator in China’s out-of-home digital advertising industry. TNM focuses on digital life scenes and mainly engaged in selling out-of-home advertising time slots on its networked smart digital advertising display terminals with artificial intelligence and big data technologies.

In 2021, we ventured into blockchain related business through the launch of cryptocurrency mining operations and established new subsidiaries in Hong Kong to diversity revenue streams, following a decline in its Traditional Information Technology (TIT) business segment.

In September 2021, Taoping and its wholly owned subsidiary, Information Security Technology (China) Co., Ltd. entered into an equity transfer agreement with Mr. Jianghuai Lin, the then sole shareholder of iASPEC Technology Co., Ltd (“iASPEC”). Upon closing of the equity transfer, our VIE structure was dissolved and iASPEC became a wholly owned indirect subsidiary of the Company.

In December 2022, we entered into a series of contracts with certain third parties to sell our cryptocurrency mining and related equipment for a total sale price of approximately $1.08 million. We also terminated the leases for both the office facility and the storage rooms, which were previously used to house most of our mining machines for the cryptocurrency mining operations, and laid off relevant employees. As a result, we had ceased the cryptocurrency mining business by December 31, 2022.

1

The outbreak of COVID-19 has negatively impacted our business. Starting from January 2020, to prevent the spread of COVID-19, the Chinese government had taken strict quarantine measures, such as nationwide lockdowns, transportation restrictions, public gathering prohibitions and temporary closures of non-essential businesses. Most of the restrictive measures previously adopted by the Chinese governments at various levels to control the spread of the COVID-19 virus have been revoked or replaced with more flexible measures since December 2022. The revocation or replacement of the restrictive measures to contain the COVID-19 pandemic could have a positive impact on our normal operations. However, the extent to which the COVID-19 pandemic may continue to impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus, including the effectiveness of vaccines and other treatments for COVID-19, and other new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others.

Effective at the market opening on August 1, 2023, the Company implemented a one-for-ten share combination of its issued and outstanding Ordinary Shares where every ten Ordinary Shares outstanding were automatically combined and converted into one issued and outstanding Ordinary Share. Any fractional shares resulting from the share combination were rounded up to the nearest whole share. The share combination was intended to increase the per share trading price of the Company’s Ordinary Shares to satisfy the $1.00 minimum bid price requirement for continued listing on the NASDAQ Stock Market. Immediately following the share combination, the Company had approximately 1,864,554 Ordinary Shares outstanding. We regained compliance with the Nasdaq minimum bid price rule on August 15, 2023. This share combination did not change the number of shares the Company is authorized to issue or the par value of the Ordinary Shares. Accordingly, except as otherwise indicated, all share and per share information contained in this prospectus has been restated to retroactively show the effect of the share combination.

Our total revenue was approximately $24.2 million for the fiscal year ended December 31, 2022, representing an increase of $4.8 million, or 25% from $19.4 million for the fiscal year ended December 31, 2021. We had a net loss of $7.1 million for the year ended December 31, 2022, as compared to net loss of $9.9 million for the year ended December 31, 2021. For the year ended December 31, 2020, our total revenue was $11.1 million and our net loss attributable to the Company was $17.7 million.

Corporate Information

Taoping was incorporated in the British Virgin Islands (“BVI”) under the BVI Business Companies Act (as amended) (the “BVI Act”) on June 18, 2012. Our principal executive offices are located at 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong 518040, People’s Republic of China. The telephone number at our executive offices is +86-755-88319888.

The Company’s registered agent in the British Virgin Islands is Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The Company’s agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at http://www.taop.com. Information on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement, any free writing prospectus or any information incorporated by reference herein.

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Corporate Structure

The following diagram illustrates our current corporate structure.

You are specifically cautioned that in addition, as we conduct substantially all of our operations in China, we there are significant subject to legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and applicable PRC and United States regulations, which risks could result in a material change in our operations and/or cause the value of the Ordinary Shares to significantly decline or become worthless and affect the Company’s ability to offer or continue to offer its securities to investors.

Regulatory Permissions to Operate Business

The establishment, operation and management of corporate entities in mainland China are governed by the Company Law of the People’s Republic of China, or the PRC Company Law, which was adopted by the Standing Committee of the National People’s Congress (“SCNPC”) in December 1993, implemented in July 1994, and subsequently amended in December 1999, August 2004, October 2005, December 2013 and October 2018. Under the PRC Company Law, companies are generally classified into two categories: limited liability companies and companies limited by shares. The PRC Company Law also applies to foreign-invested limited liability companies and foreign-invested companies limited by shares. Pursuant to the PRC Company Law, where laws on foreign investment have other stipulations, such stipulations shall prevail. In December 2021, the SCNPC issued the draft amendment to the PRC Company Law for comment. The draft amended PRC Company Law has made roughly 70 substantive changes to the 13 chapters and 218 articles of the current Company Law (rev. 2018). It would (i) refine special provisions on state-funded companies; (ii) improve the company establishment and exit system; (iii) optimize corporate structure and corporate governance; (iv) optimize the capital structure; (v) tighten the responsibilities of controlling shareholders and management personnel; and (vi) strengthen corporate social responsibility.

Investment activities in mainland China by foreign investors are governed by the Guiding Foreign Investment Direction, which was promulgated by the State Council on February 11, 2002, and came into effect on April 1, 2002, and the latest Special Administrative Measures (Negative List) for Foreign Investment Access (2021), or the Negative List, which was promulgated by the Ministry of Commerce (“MOFCOM”) and the National Development and Reform Commission (“NDRC”) on December 27, 2021, and took effect on January 1, 2022. The Negative List set out in a unified manner the restrictive measures, such as the requirements on shareholding percentages and management, for the access of foreign investments, and the industries that are prohibited for foreign investment. The Negative List covers 12 industries, and any field not falling in the Negative List shall be administered under the principle of equal treatment to domestic and foreign investment.

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The Foreign Investment Law of the People’s Republic of China, or the Foreign Investment Law was promulgated by the NPC in March 2019 and become effective in January 2020. The investment activities of foreign natural persons, enterprises or other organizations (hereinafter referred to as foreign investors) directly or indirectly within the territory of mainland China are governed by the Foreign Investment Law, including: 1) establishing by foreign investors of foreign-invested enterprises in mainland China alone or jointly with other investors; 2) acquiring by foreign investors of shares, equity, property shares, or other similar interests of Chinese domestic enterprises; 3) investing by foreign investors in new projects in mainland China alone or jointly with other investors; and 4) other forms of investment prescribed by laws, administrative regulations or the State Council.

In December 2019, the State Council issued the Regulations on Implementing the Foreign Investment Law, which came into effect in January 2020. After the Regulations on Implementing the Foreign Investment Law came into effect, the Regulation on Implementing the Law on Sino-foreign Equity Joint Ventures, Provisional Regulations on the Duration of Sino-Foreign Equity Joint Ventures, the Regulations on Implementing the Law on Wholly Foreign-Owned Enterprises and the Regulations on Implementing the Law on Sino-Foreign Cooperative Joint Ventures have been repealed simultaneously.

In December 2019, the MOFCOM and the State Administration for Market Regulation (“SAMR”) issued the Measures for the Reporting of Foreign Investment Information, which came into effect in January 2020. After the Measures for the Reporting of Foreign Investment Information came into effect, the Interim Measures on the Administration of Filing for Establishment and Change of Foreign Invested Enterprises has been repealed simultaneously. Since January 1, 2020, for foreign investors carrying out investment activities directly or indirectly in mainland China, the foreign investors or foreign-invested enterprises shall submit investment information to the relevant commerce administrative authorities pursuant to these measures.

In light of the above restrictions and requirements, prior to the dissolution of our VIE structure in September 2021, we conducted our value-added telecommunications businesses through our then consolidated VIEs. As a result of the dissolution of our VIE structure, we ceased the e-commerce and related businesses which constituted a minor portion of revenue of TNM. Based on the legal analysis of the Company’s in-house legal counsel, who is a licensed attorney in the PRC, we believe that none of our PRC subsidiaries’ current business is stipulated on the Negative List (2021 Version).

As a result, according to the laws and regulations currently in effect, our PRC subsidiaries are able to conduct their business without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC and none of Taoping or our subsidiaries is required to obtain additional licenses or permits beyond a regular business license for each PRC subsidiary’s operations. Each of our PRC subsidiaries is required to obtain and has obtained such regular business license from the local branch of the State Administration for Market Regulation. No application for any such license has been denied.

Recent Regulatory Developments in China

Recently, the PRC government initiated a series of actions and statements to regulate business operations in China, including regulation on overseas listing or financing.

On February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies (the “CSRC Filing Notice”), stating that the CSRC has published the Overseas Listing Rules. The Overseas Listing Rules comprehensively improve and reform the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities and regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities.

Pursuant to the Overseas Listing Rules, among others, when a PRC domestic company issuer issues securities in installments within the authorized scope, it shall file with the CSRC within three business days after the completion of the initial offering and state the total number of securities to be issued. After the completion of all the remaining offerings, it shall submit a report to the CSRC of the consolidated offering information. We have filed with the CSRC with respect to the transactions contemplated by the Private SEPA within the specific time limit as required by the Overseas Listing Rules.

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Dividends and other Distributions

Taoping is a holding company, and it may rely on dividends and other distributions on equity paid by its subsidiaries for Taoping’s cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses and other obligations it may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our Chinese subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Taoping. To date, there have not been any such dividends or other distributions from our Chinese subsidiaries to our subsidiaries located outside of China. In addition, as of the date of this prospectus, none of our subsidiaries have ever made any transfers, dividends or distributions to Taoping or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither Taoping nor any of its subsidiaries have ever paid dividends or made distributions to U.S. investors. We intend to retain most, if not all, of our available funds and any future earnings to the development and growth of our business. We do not expect to pay dividends in the foreseeable future.

Other than above, current PRC laws and regulations do not prohibit or limit using cash generated from one subsidiary to fund another subsidiary’s operations. Our subsidiaries in mainland China have historically from time to time funded other subsidiaries’ operations. Other than complying with the applicable PRC laws and regulations, we currently do not have our own cash management policy and procedures that dictate how funds are transferred.

Taoping is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China only through loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. Historically cash proceeds raised from overseas financing activities were transferred by Taoping to our Chinese subsidiaries via capital contribution or shareholder loans, as the case may be. According to the regulations related to foreign investment and foreign currency of the PRC, any funds Taoping transfers to its PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on Taoping’s ability to make capital contributions to its PRC subsidiaries. However, any of our PRC subsidiaries may not procure loans which exceed the difference between its registered capital and its total investment amount as recorded in the Foreign Investment Comprehensive Management Information System.

In addition, all foreign-invested enterprises established in the PRC are allowed to settle their foreign exchange capital on a discretionary basis according to the actual needs of their business operation and use RMB converted from foreign currency-denominated capital for equity investments. However, foreign-invested enterprises are prohibited from, among other things, using RMB funds converted from their foreign exchange capital for expenditure beyond their business scope or providing loans to non-associated enterprises. However, there are substantial uncertainties with respect to interpretation and implementation of relevant PRC laws and regulations in practice. Such PRC laws and regulations may delay or limit us from using the proceeds of offshore offerings to make additional capital contributions to our PRC subsidiaries and may adversely affect our liquidity and our ability to fund and expand our business in the PRC. Any violations of these laws and regulations could result in severe monetary or other penalties.

Recent PCAOB Developments

Pursuant to the HFCA Act enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. The delisting of the Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

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Our auditor, PKF Littlejohn LLP, the independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, PKF Littlejohn LLP is headquartered in London, United Kingdom, and did not appear as part of the report and was not listed under its appendix A or appendix B.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in 2023 and beyond. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China” in the 2022 Annual Report on Form 20-F.

Risks Associated with this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in the Ordinary Shares. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business and this offering include:

●	It is not possible to predict the actual number of shares the Company will sell under the Private SEPA to the Selling Shareholder, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Private SEPA.

●	The sale and issuance of the Ordinary Shares to the Selling Shareholder pursuant to the Private SEPA will cause dilution to the Company’s existing shareholders, and the substantial resale of the Ordinary Shares by the Selling Shareholder in the future, or the perception that such sales may occur, could cause the price of the Ordinary Shares to fall.

●	We will have broad discretion as to the use of the proceeds from the sale of Ordinary Shares to the Selling Shareholder, and we may not use the proceeds effectively.

●	Investors who buy shares in this offering at different times will likely pay different prices.

●	Our management team may invest or spend the proceeds it receives from the Selling Shareholder in ways with which you may not agree or in ways which may not yield a significant return.

●	Because we will not declare cash dividends on the Ordinary Shares in the foreseeable future, investors must rely on appreciation of the value of the Ordinary Shares for any return on their investment.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including the 2022 Annual Report and our Reports of Foreign Private Issuer on Form 6-K as filed with or furnished to the SEC, as described in the section entitled “Incorporation of Certain Information By Reference” in this prospectus.

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The Offering

Shares offered by the Selling Shareholder

Up to 20,043,394 Ordinary Shares consisting of:

● up to 20,000,000 Ordinary Shares that Taoping may elect, in its sole discretion, to issue and sell to the Selling Shareholder under the Private SEPA from time to time.

● 43,394 Private Commitment Fee Shares

Ordinary Shares outstanding before this offering	1,971,822 Ordinary Shares (as of August 22, 2023)

Ordinary Shares outstanding immediately after the offering	21,971,822 Ordinary Shares (assuming the issuance of all 20,000,000 Ordinary Shares being registered in this offering)

Use of proceeds	We will not receive any proceeds from the resale of Ordinary Shares registered in this prospectus by the Selling Shareholder. However, we may receive up to $10.0 million in aggregate gross proceeds under the Private SEPA from sales of Ordinary Shares that we may elect to make to the Selling Shareholder pursuant to the Private SEPA, if any, from time to time in our discretion. We expect to use any net proceeds that we receive under the Private SEPA for working capital and general corporate purposes. See the section titled “Use of Proceeds.”

Risk factors	Investing in the Ordinary Shares involves risks and purchasers of the Ordinary Shares may lose part or all of their investment. You should carefully read the “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in the Ordinary Shares.

Trading market and symbol	The Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “TAOP”.

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RISK FACTORS

Any investment in the Ordinary Shares involves a high degree of risk. You should carefully consider all of the information contained in this prospectus and any subsequent prospectus supplement, including our financial statements and related notes thereto, before deciding whether to purchase the Ordinary Shares. In particular, you should carefully consider, among other things, the risks and uncertainties discussed in Part I, “Item 3. Key Information—D. Risk Factors” in the 2022 Annual Report on Form 20-F, which is incorporated by reference herein. However, such risks and those discussed elsewhere in any subsequent prospectus supplement are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect us. You should also pay particular attention to the fact that the Company conducts substantially all of its operations outside the U.S. and is governed by legal and regulatory environments that in some respects differ significantly from the environment that may prevail in the U.S. If any of the risks described in any subsequent prospectus supplement or others not specified therein materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, you may lose all or part of your investment.

Risks Related to this Offering

It is not possible to predict the actual number of shares the Company will sell under the Private SEPA to the Selling Shareholder, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Private SEPA.

On July 17, 2023, Taoping entered into the Private SEPA with the Investor, pursuant to which the Investor has committed to purchase up to $10 million of the Ordinary Shares, subject to certain limitations and conditions set forth in the Private SEPA. The Ordinary Shares that may be issued under the Private SEPA may be sold by the Company to the Selling Shareholder at its discretion from time to time.

We generally have the right to control the timing and amount of any sales of the Ordinary Shares to the Selling Shareholder under the Private SEPA. However, sales of the Ordinary Shares, if any, to the Selling Shareholder under the Private SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Shareholder all, some or none of the Ordinary Shares that may be available for us to sell to the Selling Shareholder pursuant to the Private SEPA. Actual gross proceeds may be less than $10.0 million, which may impact our future liquidity.

Because the purchase price per share to be paid by the Selling Shareholder for the Ordinary Shares that we may elect to sell to the Selling Shareholder under the Private SEPA, if any, will fluctuate based on the market prices of the Ordinary Shares prior to each Advance made pursuant to the Private SEPA, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Ordinary Shares that Taoping will sell to the Selling Shareholder under the Private SEPA, the purchase price per share that the Selling Shareholder will pay for shares purchased from Taoping under the Private SEPA, or the aggregate gross proceeds that we will receive from those purchases by the Selling Shareholder under the Private SEPA, if any.

The terms of the Private SEPA limit the amount of Ordinary Shares the Company may issue to the Selling Shareholder, which may limit our ability to utilize the arrangement to enhance our cash resources.

The Private SEPA includes restrictions on Taoping’s ability to sell Ordinary Shares to the Selling Shareholder, including, subject to specified limitations, (i) if a sale would cause us to issue, in the aggregate, a number shares greater 19.99% of Taoping outstanding Ordinary Shares immediately prior to the execution of the Private SEPA, or (ii) if a sale would cause the Selling Shareholder and its affiliates to beneficially own more than 4.99% of the Company’s issued and outstanding Ordinary Shares. Accordingly, we cannot guarantee that the Company will be able to sell all $10.0 million of Ordinary Shares. If Taoping cannot sell the full amount of the shares that the Selling Shareholder has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

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The sale and issuance of the Ordinary Shares to the Selling Shareholder pursuant to the Private SEPA will cause dilution to its existing shareholders, and the substantial resale of the Ordinary Shares by the Selling Shareholder in the future, or the perception that such sales may occur, could cause the price of the Ordinary Shares to fall.

The purchase price for the Ordinary Shares that Taoping may sell to the Selling Shareholder under the Private SEPA will fluctuate based on the market price of the Ordinary Shares. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of the Ordinary Shares to fall.

Pursuant to the Private SEPA, Taoping has the right, but not the obligation, to sell to the Selling Shareholder up to $10 million of Ordinary Shares, at Toping’s request any time during the commitment period commencing on July 17, 2023 and terminating on the earliest of (i) the first day of the month following the 36-month anniversary of the date of the Private SEPA and (ii) the date on which the Selling Shareholder has made payment of advances requested pursuant to the Private SEPA equal to the commitment amount of $10 million. According to the Private SEPA, the purchase price in any advance should not be less than the Floor Price, or $0.20 per share. As a result, Taoping may sell up to 50,000,000 Ordinary Shares to the Selling Shareholder. If and when Taoping does sell Ordinary Shares to the Selling Shareholder, the Selling Shareholder may resell all, some, or none of those shares at its discretion, subject to the terms of the Private SEPA. Therefore, sales to the Selling Shareholder by Taoping could result in substantial dilution to the interests of other holders of the Ordinary Shares. Additionally, the resale, or expected or potential resale, of a substantial number of the Ordinary Shares in the public market could adversely affect the trading price and make it more difficult for you to sell your Ordinary Shares at times and prices that you feel are appropriate.

In particular, as a result of the Private SEPA, the Selling Shareholder is an “underwriter” as such term is defined in Section 2(a)(11) of Securities Act, and the Private SEPA contemplates that the Selling Shareholder to resell any Ordinary Shares we may issue and sell pursuant thereto. Furthermore, we expect that, because there will be a large number of shares registered, the Selling Shareholder will continue to offer such covered securities for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time.

We will have broad discretion as to the use of the proceeds from the sale of Ordinary Shares to the Selling Shareholder, and we may not use the proceeds effectively.

While we will not receive any proceeds from the resale of the Ordinary Shares offered by this prospectus by the Selling Shareholders, we may receive up to $10.0 million in aggregate gross proceeds from any sales we make to the Selling Shareholder, from time to time after the date of this prospectus, pursuant to the Private SEPA. We currently intend to use the proceeds for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, acquisitions of new technologies, and the financing of possible business expansions. This expected use of the proceeds represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts as well as any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the proceeds. The proceeds may be used for corporate purposes that do not improve our profitability or increase the market price of the Ordinary Shares. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”

Investors who buy shares at different times will likely pay different prices.

Investors who purchase Ordinary Shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. Pursuant to the Private SEPA, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of Ordinary Shares sold to the Selling Shareholder. Similarly, the Selling Shareholder may sell such Ordinary Shares at different times and at different prices. Investors may experience a decline in the value of the Ordinary Shares they purchase from the Selling Shareholder in this offering as a result of sales made by us in future transactions to the Selling Shareholder at prices lower than the prices they paid.

Because we will not declare cash dividends on the Ordinary Shares in the foreseeable future, investors must rely on appreciation of the value of the Ordinary Shares for any return on their investment.

We have never declared or paid cash dividends on the Ordinary Shares. We currently anticipate that we will retain any future earnings from the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of the Ordinary Shares, if any, will provide a return to investors in this offering. See “Dividend Policy.”

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USE OF PROCEEDS

All of the securities offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its own account. We will not receive any of the proceeds from these sales. However, we may receive up to $10.0 million in gross proceeds that Taoping may sell to the Selling Shareholder pursuant to the Private SEPA from time to time after the date that the registration statement of which this prospectus is a part is declared effective. Because we are not obligated to sell any Ordinary Shares under the Private SEPA the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus for more information.

We currently intend to use the proceeds from sales of Ordinary Shares to the Selling Shareholder for working capital and general corporate purposes, which may include, among other things, increasing our working capital and funding research and development and capital expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the proceeds for other purposes, and we will have broad discretion in the application of the proceeds. Pending the uses described above, we plan to invest the proceeds in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, or certificates of deposit.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on the Ordinary Shares and we do not currently intend to pay any cash dividends on the Ordinary Shares in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on the Ordinary Shares will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

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DESCRIPTION OF SHARE CAPITAL

The following represents a summary of certain key provisions of Taoping’s memorandum and articles of association. The summary does not purport to be a summary of all of the provisions of Taoping’s memorandum and articles of association and of all relevant provisions of BVI law governing the management and regulation of BVI companies. Copies of these documents have been filed with the SEC as exhibits to the 2022 Annual Report on Form 20-F.

Taoping was incorporated in the BVI on June 18, 2012 under the BVI Act. Its memorandum of association authorizes the issuance of up to 100,000,000 Ordinary Shares, which may be issued from time to time at the discretion of the Board of Directors without shareholder approval. As of August 22, 2023, 1,971,822 Ordinary Shares were issued and outstanding.

On August 1, 2023, Taoping completed a share combination of its issued and outstanding Ordinary Shares at a ratio of one-for-ten, which decreased the Company’s outstanding Ordinary Shares to approximately 1,864,554 shares immediately after the share combination. The share combination did not change the maximum number of shares Taoping is authorised to issue or the par value of the Ordinary Shares. Accordingly, except as otherwise indicated, all share and per share information contained in the registration statement of which this prospectus is a part has been restated to retroactively show the effect of the share combination.

Objects and Purposes

Taoping’s memorandum of association grants the Company full power and authority to carry out any object not prohibited by the BVI Act or any other BVI legislation.

Ordinary shares

All of the issued and outstanding Ordinary Shares are fully paid and non-assessable. The Ordinary Shares may be held in either certificated or uncertificated form. Taoping may issue registered shares only and are not authorized to issue bearer shares. Shareholders who are non-residents of the BVI may freely hold and transfer their Ordinary Shares.

Directors

Directors may exercise all such powers necessary for managing, and for directing and supervising the business and affairs of the Company as are not by the BVI Act or by the memorandum and articles of association of the Company required to be exercised by the shareholders, including general powers to borrow on behalf of the Company.

Taoping’s memorandum and articles of association provide that a director who is interested in a transaction entered into or to be entered into by the Company may: (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and (iii) sign a document on our behalf, or do any other thing in his capacity as a director, that relates to the transaction. Additionally, Taoping’s articles of association provide that no director shall be disqualified by his office from contracting with the Company either as a buyer, seller or otherwise, nor shall any such contract or arrangement entered into by or on the Company’s behalf in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to us for any profit realized by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided such director shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by us, disclose such interest to the Company’s Board of Directors. A director is not required to make such a disclosure if: (i) the transaction or proposed transaction is between us and the director, and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions. A disclosure to the Company’s Board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction. Such a disclosure is not made to our Board of directors unless it is made or brought to the attention of every director on the Board. Subject to Section 125(1) of the BVI Act, the failure by a director to comply with this provision does not affect the validity of a transaction entered into by the director or the Company.

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Pursuant to the Company’s articles of association, a director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the directors and meeting of the shareholders and (if applicable) at any separate meeting of the holders of any class of the Company’s shares. In addition, the remuneration of directors (whether by way of salary, commission, participation in profits or otherwise) in respect of services rendered or to be rendered in any capacity to us (including to any company in which we may be interested) shall be fixed by resolution of directors or shareholders. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the shareholders, or in connection with our business as shall be approved by resolution of directors or of shareholders.

Notwithstanding any other requirement of the memorandum of association or articles of association, immediately following each annual meeting of the shareholders, there shall be held at the same place as the annual meeting of the shareholders as aforesaid, a meeting of the directors (and there shall be no requirement for any further notice of that meeting of the directors to be provided to the directors). This requirement may only be disapplied where the directors (being the directors in office immediately after the annual meeting of the shareholders as aforesaid) unanimously resolve to change such time or place of such meeting of the directors.

Rights and Obligations of Shareholders

Dividends. Subject to the BVI Act, the directors may, by resolution of directors, authorize a distribution (including a dividend) by us to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due. Any distribution payable in respect of a share which has remained unclaimed for three years from the date when it became due for payment shall, if the board of the directors so resolves, be forfeited for the benefit of the Company. The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit. The holder of each ordinary share has the right to an equal share in any distribution paid by us.

Voting Rights. Each Ordinary Share confers on the shareholder the right to one vote at a meeting of the shareholders or on any resolution of shareholders on all matters before the Company’s shareholders.

Winding Up. The holder of each Ordinary Share is entitled to an equal share in the distribution of the surplus assets of us on a winding up.

Redemption. The directors may, on behalf of the Company, purchase, redeem or otherwise acquire any of the Company’s own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares. Shares may be purchased or otherwise acquired in exchange for newly issued shares. The directors shall not, unless permitted pursuant to the BVI Act, purchase, redeem or otherwise acquire any of the Company’s own shares unless immediately after such purchase, redemption or other acquisition, the value of the Company’s assets exceeds the Company’s liabilities and we are able to pay the Company’s debts as they fall due.

Changes in Rights of Shareholders

Under the Company’s memorandum and articles of association, if at any time the shares which we are authorized to issue are divided into more than one class or series of shares, the rights attaching to any class may only be changed by a consent in writing of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed by the holders of at least a majority of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. At such a separate general meeting, the quorum shall be at least one person holding or representing by proxy a majority of the issued shares of the class.

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Meetings

Under the BVI Act, there is no requirement for an annual meeting of shareholders. Under the Company’s memorandum and articles of association, we are not required to hold an annual meeting of shareholders. The Company’s shareholders’ meetings may be held at such times and in such place within or outside the BVI as our Board of Directors considers appropriate.

Our Board of Directors shall call a shareholders’ meeting if requested in writing to do so by shareholders entitled to exercise at least 10% of the voting rights in respect of the matter for which the meeting is being requested. Our Board of Directors shall give not less than 10 days and not more than 60 days prior written notice of a shareholders’ meeting to those persons whose names on, either (a) the date the notice is given or (b) on a date fixed by the directors as the record date (which must be a date that is not less than 10 days nor more than 60 days prior to the meeting), appear as shareholders in our register and are entitled to vote at the meeting. The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received notice, does not invalidate the meeting.

The Company’s memorandum and articles of association provide that a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are shareholders present in person or by proxy representing not less than a majority of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. A shareholder may be represented at a meeting of shareholders by a proxy (who need not be a shareholder) who may speak and vote on behalf of the shareholder. A written instrument giving the proxy such authority must be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. A shareholder or his proxy shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all shareholders and proxies participating in the meeting are able to hear each other.

Holders of the Company’s Ordinary Shares are entitled to one vote for each share held of record on all matters at all meetings of shareholders. The Company’s shareholders have no cumulative voting rights. The Company’s shareholders take action by a majority of votes cast by shareholders entitled to vote and voting, unless otherwise provided by the BVI Act or the Company’s memorandum and articles of association. A resolution of shareholders may be also be passed in writing by the holders of a majority of in excess of fifty (50) percent of the votes of those shareholders entitled to vote on the resolution.

Notices

Any notice, information or written statement required to be given to shareholders shall be served by mail (air-mail service if available) addressed to each shareholder at the address shown in the Company’s register of members.

All notices directed to be given to the shareholders shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the Company’s register of members, and notice so given shall be sufficient notice to all the holders of such shares.

Any notice, if served by post, shall be deemed to have been served within ten days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.

Limitations on Ownership of Securities

There are no limitations on the right of non-residents or foreign persons to own the Company’s securities imposed by BVI law or by the Company’s memorandum and articles of association.

Change in Control of Company

Our Board of Directors is authorized to issue the Company’s Ordinary Shares at such times and on such other terms as they think proper. Subject to the memorandum of association being amended by resolution of shareholders, the Board of Directors is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Ordinary Shares, at such times and on such other terms as they think proper. Such power could be used in a manner that would delay, defer or prevent a change of control of the Company.

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Ownership Threshold

There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed imposed by BVI law or by the Company’s memorandum and articles of association.

Changes in Capital

Subject to the provisions of the Company’s memorandum and articles of association, the BVI Act and the rules of NASDAQ, the Company’s unissued shares shall be at the disposal of the directors who may, without prejudice to any rights previously conferred on the holders of any existing shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as we may by resolution of directors determine.

We may, by a resolution of shareholders, amend the Company’s memorandum of association to increase or decrease the maximum number of Ordinary Shares authorized to be issued.

Amendments to Memorandum and Articles of Association

The Company’s memorandum of association may be amended by resolution of shareholders and the Company’s articles of association may be amended by resolution of shareholders or resolution of directors. For the avoidance of doubt, the memorandum of association cannot be amended the directors.

Further, the directors shall not have the power to amend the articles of association of the Company (a) to restrict the rights or powers of shareholders to amend the memorandum of association or articles of association, (b) to change the percentage of shareholders required to pass a resolution to amend the memorandum of association or articles of association, (c) to change the manner prescribed in the articles of association for the election of directors to hold office, (d) where to do so would involve amending the provisions of Regulations 17.3 or 23.9 of the articles of association, and (e) in circumstances where the memorandum of association or articles of association may only be amended by the shareholders.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights (for the purpose of this paragraph, any such shares of any class being referred to herein as “Preferred Shares”) shall not, unless otherwise expressly provided by the terms of issue of the Preferred Shares, be deemed to be varied by the creation or issue of further shares (a) ranking pari passu with the Preferred Shares, or (b) which in all respects do not rank ahead of the Preferred Shares and which would not confer on the holders of such further shares any rights which are superior to the rights conferred upon the holders of the Preferred Shares.

The directors shall give notice of such resolutions passed to amend the memorandum and / or articles of association to the registered agent of the Company, for the registered agent to file with the Registrar of Corporate Affairs of the BVI a notice of the amendment to the memorandum of association or articles of association, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment(s) to the memorandum of association or articles of association will take effect from the date of the registration by the Registrar of Corporate Affairs of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made.

Differences in Corporate Law

BVI law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of BVI law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Protection for Minority Shareholders

Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain “fiduciary” responsibilities to the minority shareholders. Corporate actions taken by majority and controlling shareholders which are unreasonable and materially detrimental to the interests of minority shareholders may be declared null and void. Minority shareholders may have less protection for their rights under BVI law than they would have under U.S. law.

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Powers of Directors

Unlike most U.S. jurisdictions, the directors of a BVI company, subject in certain cases to court approval but without shareholders’ approval, may implement the sale, transfer, exchange or disposition of any Company asset, property, part of the business, or securities, with the exception that shareholder approval is required for the disposition of over 50% in the value of the Company’s total assets.

Conflict of Interests

Similar to the laws of most U.S. jurisdictions, when a director becomes aware of the fact that he has an interest in a transaction which we are to enter into, he must disclose it to our Board. However, with sufficient disclosure of interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into by us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of us, or do any other thing in his capacity as a director, that relates to the transaction.

Written Consent and Cumulative Voting

Similar to the laws of most U.S. jurisdictions, under BVI law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but the Company’s memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Shareholder’s Access to Corporate Records

A shareholder of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of shareholders and of those classes of shares of which he is a shareholder; and to make copies of or take extracts from the documents and records. Subject to the Company’s memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a shareholder to inspect a document or permits a shareholder to inspect a document subject to limitations, that shareholder may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

In addition, the Company’s memorandum and articles of association allow any shareholder of record who owns at least 15% of the Company’s outstanding shares, upon at least five days’ written demand, to inspect, during usual business hours, the books of account and all financial records, to make copies of records, and to conduct an audit of such records at their own cost.

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Indemnification

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The Company’s memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers.

Under the Company’s memorandum and articles of association, subject to the BVI Act, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer (excluding the auditors), or who is or was serving at our request as a director or officer of another company, partnership, joint venture, trust or other enterprise. Each such indemnified person shall be indemnified out of our assets against any liability, action, proceeding, claim, demand, judgments, fines, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may reasonably incur as a result of any act or failure to act in carrying out their functions other than such liability that they may incur by reason of their own actual fraud or willful default. In addition, to be entitled to indemnification, an indemnified person must not have acted in such a manner as to have incurred the liability by virtue of having committed actual fraud or willful default but no person shall be found to have committed actual fraud or willful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Mergers and Similar Arrangements

Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger.

A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

As soon as a merger becomes effective:

a)	the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;

b)	the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;

c)	assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;

d)	the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;

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e)	no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger; and

f)	no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any shareholder, director or officer, or agent thereof, are abated or discontinued by the merger; but

	i.	the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the shareholder, director, officer or agent thereof, as the case may be; or

	ii.	the surviving company may be substituted in the proceedings for a constituent company.

The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.

Dissenter Rights

The BVI Act provides that any shareholder of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the shareholder continues to hold the same or similar shares. The following is a summary of the position in respect of dissenters rights in the event of a merger under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of shareholders at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a shareholder to whom the Company did not give notice of the meeting of shareholders or where the proposed merger is authorized by written consent of the shareholders without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each shareholder who gave written objection or from whom written objection was not required, except those shareholders who voted for, or consented in writing to, the proposed merger.

A shareholder to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

a)	his name and address;

b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and

c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which shareholders may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

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If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

a)	the Company and the dissenter shall each designate an appraiser;

b)	the two designated appraisers together shall designate an appraiser;

c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Shareholders’ Suits

Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its shareholders and between the shareholders.

If the majority shareholders have infringed a minority shareholder’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular shareholder concerned.

The BVI Act provides for a series of remedies available to shareholders. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Listing

The Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “TAOP”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, FL 33764.

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TAXATION

The 2022 Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in Taoping’s securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of the Company securities.

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ENFORCEABILITY OF CIVIL LIABILITIES

British Virgin Islands

We have been advised by Maples and Calder, our counsel as to BVI law, there is no statutory enforcement in the BVI of judgments obtained in the U.S., however, the BVI courts will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

However, the BVI courts are unlikely:

●	to recognise or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

People’s Republic of China

All of our directors and officers are nationals or residents of PRC and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

Shihui Partners, our counsel as to PRC law, has advised us that in the PRC, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions.

Shihui Partners has further advised us that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there existed no treaty or other form of reciprocity between China and the U.S. governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the U.S. federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in China if they can establish sufficient connection to China for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it will be difficult for foreign shareholders, by virtue only of holding the Ordinary Shares, to establish a sufficient connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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Standby Equity Purchase Agreements

This prospectus covers the resale by the Selling Shareholder of up to 20,043,394 Ordinary Shares, comprised of: (i) 43,394 Private Commitment Fee Shares and (ii) up to 20,000,000 Ordinary Shares the Company, at its sole discretion, may sell to the Selling Shareholder under the Private SEPA from time to time after the date of this prospectus.

As report in our Foreign Private Issuer Report on Form 6-K, dated July 19, 2023, the Company entered into a Standby Equity Purchase Agreement (the “Public SEPA”) with the Investor on July 17, 2023, pursuant to which, the Company has the right, but not the obligation, to sell to the Investor up to $1,000,000 of the Ordinary Shares (the “Public SEPA Shares”), at the Company’s request any time during the commitment period commencing on July 17, 2023 and terminating on the earliest of (i) the first day of the month following the 24-month anniversary of the date of the Public SEPA and (ii) the date on which the Investor shall have made payment of advances requested pursuant to the Public SEPA for the Public SEPA Shares equal to the commitment amount of $1,000,000. The Public SEPA Shares are purchased at 85.0% of the Market Price, provided that in no event should the purchase price be less than $0.20 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Public SEPA) (the “Floor Price”). As defined in the Public SEPA, “Market Price” means the number obtained when the aggregate value of the Company’s Ordinary Shares (each trading day closing price times the number of shares traded in such trading day) traded on the Nasdaq Stock Market during the five (5) trading days immediately preceding the date set forth in any notice requesting an advance, is divided by the total number of ordinary shares traded during such five (5) trading days’ period.

In addition, the Investor may not purchase any Ordinary Shares from the Company under the Public SEPA that would result in it owning more than 4.99% of the Company’s outstanding Ordinary Shares at the time of a notice requesting an advance by the Company (the “Ownership Limitation”) or 19.99% of the Company’s outstanding Ordinary Shares as of July 17, 2023 (the “Exchange Cap”). The Exchange Cap will not apply if the Company’s shareholders have approved issuances in excess of the Exchange Cap or if the Company is able to invoke the home country practice exemption in accordance with the rules of the Nasdaq Stock Market.

In connection with the execution of the Public SEPA, the Company issued an aggregate of 4,340 Ordinary Shares (the “Public Commitment Fee Shares”) to the Investor as consideration for its irrevocable commitment to purchase the Public SEPA Shares upon the terms and subject to the satisfaction of the conditions set forth in the Public SEPA. The offer and sale of the Public SEPA Shares and the Public Commitment Fee Shares are made under the Company’s registration statement on Form F-3 (file No. 333-262181), which was declared effective by the SEC on July 1, 2022.

On the same date, the Company also entered into the Private SEPA with the Investor, pursuant to which the Company has the right, but not the obligation, to sell to the Investor up to $10,000,000 of Ordinary Shares, at the Company’s request any time during the commitment period commencing on July 17, 2023 and terminating on the earliest of (i) the first day of the month following the 36-month anniversary of the date of the Private SEPA and (ii) the date on which the Investor shall have made payment of advances requested pursuant to the Private SEPA for the Company’s Ordinary Shares equal to the commitment amount of $10,000,000. Each advance the Company requests under the Private SEPA may be for a number of the Ordinary Shares with an aggregate value of up to $1,000,000. Pursuant to the Private SEPA, the Ordinary Shares will also be purchased at 85.0% of the Market Price. The purchase price in any advance under the Private SEPA may not be less than the same Floor Price as under the Public SEPA, or $0.20 per share. The advances under the Private SEPA are subject to the same Ownership Limitation and Exchange Cap as under the Public SEPA. As a foreign private issuer, the Company currently relies on the home country practice rule under the Nasdaq Listing Rules to exempt from the Exchange Cap.

In connection with the execution of the Private SEPA, the Company issued the 43,394 Private Commitment Fee Shares to the Selling Shareholder as consideration for the Investor’s irrevocable commitment to purchase the Ordinary Shares up to $10 million upon the terms and subject to the satisfaction of the conditions set forth in the Private SEPA.

Pursuant to the Private SEPA, the Company is required to file with the SEC a registration statement registering the resale of all of the Ordinary Shares that may be offered and sold to the Investor pursuant to the Private SEPA, as well as the Private Commitment Fee Shares. The Company is required to have the registration statement declared effective by the SEC before it can sell any additional shares to the Investor pursuant to the Private SEPA. The Ordinary Shares are being issued and sold by the Company to the Investor and its designee pursuant to the Private SEPA in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

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Although the Private SEPA provides that the Company may sell up to $10.0 million of Ordinary Shares at a price no less than $0.20 Floor Price, we are only registering 20,043,394 Ordinary Shares for resale under this registration statement of which this prospectus forms a part, including the 43,394 Private Commitment Fee Shares issued to the Selling Shareholder as consideration for its commitment to purchase the Ordinary Shares at the Company’s direction under the Private SEPA and 20,000,000 Ordinary Shares that the Company may issue and sell to the Selling Shareholder under the Private SEPA from time to time, at its sole discretion, during the 36-month period commencing on July 17, 2023. Depending on the price per share at which the Company sells to the Selling Shareholder pursuant to the Private SEPA, the Company may need to sell to the Selling Shareholder more shares than offered under this prospectus in order to receive aggregate gross proceeds equal to the full $10.0 million available under the Private SEPA. If the Company chooses to do so, it must first register for resale under the Securities Act such additional shares. The number of Ordinary Shares ultimately offered for resale by the Selling Shareholder is dependent upon the number of Ordinary Shares the Company sells to the Selling Shareholder under the Private SEPA. After the registration statement of which this prospectus forms a part is declared effective by the SEC, all 20,043,394 Ordinary Shares registered in this offering which have been or may be issued or sold by the Company to the Selling Shareholder under the Private SEPA are expected to be freely tradable. It is anticipated that the Ordinary Shares registered in this offering will be sold over a period of up to 36-months commencing on July 17, 2023. The sale by the Selling Shareholder of a significant amount of shares registered in this offering at any given time could cause the market price of the Ordinary Shares to decline and to be highly volatile. Sales of the Ordinary Shares to the Selling Shareholder, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Shareholder all, some or none of the additional Ordinary Shares that may be available for the Company to sell pursuant to the Private SEPA. If and when the Company does sell shares to the Selling Shareholder, after the Selling Shareholder has acquired the shares, the Selling Shareholder may resell all, some or none of those shares at any time or from time to time in its sole discretion.

Therefore, sales to the Selling Shareholder by the Company under the Private SEPA may result in substantial dilution to the interests of other shareholders of the Ordinary Shares. In addition, if we sell a substantial number of Ordinary Shares to the Selling Shareholder under the Private SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Shareholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of Ordinary Shares to the Selling Shareholder and the Private SEPA may be terminated by the Company at any time at its discretion without any cost to us. Specifically, the Company has the unconditional right, at any time, for any reason and without any payment or liability to it, to give a five trading-day notice to the Selling Shareholder to terminate the Private SEPA. On the contrary, the Investor or the Selling Shareholder does not have the right to terminate the Private SEPA unilaterally.

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SELLING SHAREHOLDER

This prospectus relates to the possible resale by the Selling Shareholder, Jiayi Liang, of up to 20,043,394 Ordinary Shares, consisting of: (i) 43,394 Private Commitment Fee Shares and (ii) up to 20,000,000 Ordinary Shares that the Company may issue and sell to the Selling Shareholder, the designee of the Investor, under the Private SEPA from time to time from and after the date of this prospectus, if and when Taoping determines to sell Ordinary Shares to the Selling Shareholder under the Private SEPA. The Investor is a British Virgin Island business company and the Selling Shareholder is the sole director and sole shareholder of the Investor.

Pursuant to the Private SEPA, Taoping has the right, but not the obligation, to sell to the Investor or its designee up to $10,000,000 of Ordinary Shares at a price not lower than the Floor Price, at Taoping’s request any time during the commitment period commencing on July 17, 2023 and terminating on the earliest of (i) the first day of the month following the 36-month anniversary of the date of the Private SEPA and (ii) the date on which the Investor or its designee shall have made payment of advances requested pursuant to the Private SEPA for the Ordinary Shares equal to the commitment amount of $10,000,000.

We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Private SEPA, in which Taoping agreed to provide certain registration rights with respect to resales by the Selling Shareholder of the Ordinary Shares that have been or may be issued to the Selling Shareholder under the Private SEPA. The Selling Shareholder may sell some, all or none of the Ordinary Shares included in this prospectus. We do not know how long the Selling Shareholder will hold the Ordinary Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the Ordinary Shares. Neither are we aware of any existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Ordinary Shares being offered for resale by this prospectus. See “Plan of Distribution”.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of the Ordinary Shares by the Selling Shareholder as of August 22, 2023. The percentages of shares beneficially owned by the Selling Shareholder before the offering are based on 1,971,822 Ordinary Shares outstanding as of August 22, 2023. The information in the table below with respect to the Selling Shareholder has been obtained from the Selling Shareholder.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Ordinary Shares with respect to which the Selling Shareholder has sole or shared voting and investment power. Because the purchase price to be paid by the Selling Shareholder for the Ordinary Shares, if any, that Taoping may elect to sell to the Selling Shareholder in one or more Advances from time to time under the Private SEPA will be determined when the request notice of such Advance is delivered by Taoping to the Selling Shareholder, the actual number of Ordinary Shares that Taoping may sell to the Selling Shareholder under the Private SEPA may be fewer than the number of Ordinary Shares being offered for resale under this prospectus. The fourth column in the table below assumes the resale by the Selling Shareholder of all of the Ordinary Shares being offered for resale pursuant to this prospectus, although the Selling Shareholder is under no obligation known to us to sell any Ordinary Shares at any particular time. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Number of Ordinary Shares Beneficially Owned Prior to Offering		Maximum Number of Ordinary Shares Being	Number of Ordinary Shares Beneficially Owned After Offering
Name of Selling Securityholder	Number(1)	Percent(2)	Offered(3)	Number(4)	Percent
Jiayi Liang(5)	43,394	2.20%	20,043,394	0	*

*	Less than 1%.

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(1)	Represents the 43,394 Private Commitment Fee Shares that Taoping issued to the Selling Shareholder as consideration for its commitment to purchase the Ordinary Shares at Taoping’s direction under the Private SEPA. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Ordinary Shares beneficially owned prior to the offering all of the 20,043,394 Ordinary Shares that Taoping may issue and sell the Selling Shareholder pursuant to the Private SEPA, because the issuance and sale of such shares to the Selling Shareholder under the SEP is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the Selling Shareholder’s control, including the registration statement of which this prospectus forms a part becoming and remaining effective under the Securities Act. Furthermore, under the terms of the Private SEPA, issuances and sales of Ordinary Shares to the Selling Shareholder under the Private SEPA are subject to certain limitations on the amounts we may sell to the Selling Shareholder at any time, including the Exchange Cap and the Beneficial Ownership Cap.

(2)	Based on 1,971,822 outstanding Ordinary Shares as of August 22, 2023.

(3)	Although the Private SEPA provides that the Company may sell up to $10.0 million of Ordinary Shares at a price no less than $0.20 Floor Price, we are only registering 20,043,394 Ordinary Shares for resale under this registration statement of which this prospectus forms a part, including the 43,394 Private Commitment Fee Shares issued to the Selling Shareholder as consideration for its commitment to purchase the Ordinary Shares at the Company’s direction under the Private SEPA and 20,000,000 Ordinary Shares that the Company may issue and sell to the Selling Shareholder under the Private SEPA from time to time, at its sole discretion, during the 36-month period commencing on July 17, 2023. Depending on the price per share at which the Company sells to the Selling Shareholder pursuant to the Private SEPA, the Company may need to sell to the Selling Shareholder more shares than offered under this prospectus in order to receive aggregate gross proceeds equal to the full $10.0 million available under the Private SEPA. If the Company chooses to do so, it must first register for resale under the Securities Act such additional shares. The number of Ordinary Shares ultimately offered for resale by the Selling Shareholder is dependent upon the number of Ordinary Shares the Company sells to the Selling Shareholder under the Private SEPA.

(4)	Assumes the sale of all Ordinary Shares registered for resale by the Selling Shareholder pursuant to the registration statement of which this prospectus forms a part, although the Selling Shareholder is under no obligation known to us to sell any Ordinary Shares at any particular time.

(5)	Jiayi Liang, the Selling Shareholder, is the sole director and sole shareholder of the Investor, Shanjing Capital Group Co., Ltd and is the Investor’s designee to receive the Ordinary Shares issued and to be issued, if any, pursuant to the Private SEPA. To our knowledge, neither the Selling Shareholder nor the Investor is a licensed broker dealer or an affiliate of a licensed broker dealer.

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PLAN OF DISTRIBUTION

The Ordinary Shares offered by this prospectus are being offered by the Selling Shareholder. The shares may be sold or distributed from time to time by the Selling Shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder. We may receive up to $10 million aggregate gross proceeds from any sales we make to the Selling Shareholder, from time to time after the date of this prospectus, pursuant to the Private SEPA. The net proceeds from sales, if any, under the Private SEPA, will depend on the frequency and prices at which we sell Ordinary Shares to the Selling Shareholder after the date of this prospectus.

The sale of the Ordinary Shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the Ordinary Shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Ordinary Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Brokers, dealers, underwriters or agents participating in the distribution of the Ordinary Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of Ordinary Shares sold by the Selling Shareholder may be less than or in excess of customary commissions. Neither we nor the Selling Shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of Ordinary Shares sold by the Selling Shareholder.

We know of no existing arrangements between the Selling Shareholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Ordinary Shares offered by this prospectus.

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We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Shareholder, including with respect to any compensation paid or payable by the Selling Shareholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Shareholder, and any other related information required to be disclosed under the Securities Act.

As consideration for its irrevocable commitment to purchase the Ordinary Shares under the Private SEPA, we issued to the Selling Shareholder 43,394 Ordinary Shares as Private Commitment Fee Shares upon execution of the Private SEPA.

We also have agreed to indemnify the Selling Shareholder and certain other persons against certain liabilities in connection with the offering of Ordinary Shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Shareholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Investor specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. The Investor has represented to us in the Private SEPA that at no time prior to the Private SEPA has it or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or any hedging transaction, which establishes a net short position with respect to the Ordinary Shares. The Investor has also agreed that during the term of the Private SEPA, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We will pay all expenses of the registration of the Ordinary Shares issued and to be issued pursuant to the Private SEPA, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholder will pay all underwriting discounts and selling commissions, if any.

There can be no assurance that the Selling Shareholder will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

This offering will terminate on the date that all Ordinary Shares offered by this prospectus have been sold by the Selling Shareholder.

The Ordinary Shares are currently listed on The Nasdaq Capital Market under the symbol “TAOP”.

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EXPENSES RELATED TO THIS OFFERING

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby. The Selling Shareholder will pay any underwriting discounts, commissions and transfer taxes applicable to the Ordinary Shares sold by it. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$6,213.31
Accounting fees and expenses	10,000
Legal fees and expenses	20,000
Printing fees and expenses	5,000
Miscellaneous	5,000
TOTAL	$46,213.31

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Maples and Calder to the extent governed by the laws of British Virgin Islands.

EXPERTS

The consolidated financial statements of Taoping Inc. as of December 31, 2020 and for the year ended December 31, 2020 appearing in Taoping Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022 and incorporated by reference herein and in the registration statement, have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference elsewhere herein. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Taoping Inc. as of December 31, 2021 and 2022 and for the years ended December 31, 2022 and 2021 appearing in Taoping Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022 and incorporated by reference herein and in the registration statement, have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference elsewhere herein. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the year ended December 31, 2022, filed on April 25, 2023;

●	Our Reports of Foreign Private Issuer on Form 6-K furnished on May 31, 2023, July 19, 2023 and July 31, 2023.

●	The description of the Company’s Ordinary Shares contained in the Form 8-K12B, filed with the SEC on October 31, 2012, and any further amendment or report filed hereafter for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

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Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to: Taoping Inc., 21st Floor, Everbright Bank Building, Zhuzilin, Futian District, Shenzhen, Guangdong, 518040, France, Attention: IR Department. Telephone: +86-755-88319888.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file or furnish reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.taop.com), other than the Company’s SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands (“BVI”) law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under the Company’s memorandum and articles of association, subject to the BVI Business Companies Act (as amended) (the “BVI Act”), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer (excluding the auditors), or who is or was serving at the Company’s request as a director or officer of another company, partnership, joint venture, trust or other enterprise. Each such indemnified person shall be indemnified out of the Company’s assets against any liability, action, proceeding, claim, demand, judgments, fines, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may reasonably incur as a result of any act or failure to act in carrying out their functions other than such liability that they may incur by reason of their own actual fraud or willful default. In addition, to be entitled to indemnification, an indemnified person must not have acted in such a manner as to have incurred the liability by virtue of having committed actual fraud or willful default but no person shall be found to have committed actual fraud or willful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

No indemnified person will be personally liable to the Company for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law,

(b) for the violation of any provision of the BVI Act, as amended from time to time, that expressly provides for liability of directors or officers notwithstanding any provision herein to the contrary.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7. Recent Sales of Unregistered Securities.

During the last three years (since August 1, 2020), Taoping issued unregistered securities to the persons described below. We believe that all of these sales were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering, or were exempt from registration pursuant to Regulation D/Regulation S. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates issued in such transactions. We relied on information from purchasers that they were accredited investors and/or such investors were provided adequate information and were otherwise determined to be suitable. In all cases, there was no public solicitation. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

●	On or about September 10, 2020, for a purchase price of $1,400,000, Taoping issued and sold to an individual investor a convertible promissory note in a principal amount of $1,480,000 and a warrant to purchase up to 5,334 Ordinary Shares at the exercise price of $90.0 per share.

II-1

●	On or about September 10, 2020, Taoping issued 1,622 Ordinary Shares, valued at approximately $41,000, to a consultant for consulting services rendered to Taoping.

●	On or about February 22, 2021, Taoping issued a total of 190,000 Ordinary Shares to certain institutional and individual investors at the purchase price of $40.8 per share in a private placement transaction.

●	On or about February 19, 2021, Taoping issued warrants to certain consultants to purchase up to 100,000 Ordinary Shares at the exercise price of $35.0.

●	On or about April 16, 2021, Taoping issued warrants to purchase up to 1,500 Ordinary Shares at the exercise price of $63.0, to its investor relationship consultant as a compensation for its service.

●	On or about June 9, 2021, Taoping issued 121,363 Ordinary Shares, valued at approximately $5,436,000, to the shareholders of Taoping New Media Co., Ltd. (“TNM”) in exchange for 100% of equity interests in TNM.

●	On or about July 12, 2021, in a private placement transaction, Taoping issued to certain investors warrants to purchase up to 36,000 Ordinary Shares at an exercise price of $45.6 per share.

●	On or about September 20, 2021, Taoping issued 61,225 Ordinary Shares to Mr. Jianghuai Lin as a result of its exercise of the option to acquire 100% of equity interests in iASPEC Technology Group Co., Ltd. at an aggregate exercise price of $1,800,000.

●	On or about November 29, 2021, Taoping issued 4,500 Ordinary Shares, valued at approximately $136,350, to a consultant for consulting services rendered to Taoping.

●	On or about February 24, 2022, Taoping issued 6,719 Ordinary Shares, valued at approximately $118,000 as the first phase payment to the shareholders of Zhenjiang Taoping IoT Tech. Co., Ltd. (“Zhenjiang Taoping”) for the acquisition of 100% of equity interests in Zhenjiang Taoping.

●	On or about April 28, 2023, Taoping issued 6,719 Ordinary Shares, valued at approximately $49,000 as the second phase payment to the shareholders of Zhenjiang Taoping.

●	On or about May 26, 2023, Taoping issued 50,000 Ordinary Shares to a consultant for consulting services rendered to Taoping.

●	On or about July 17, 2023, Taoping issued 43,394 Ordinary Shares, as commitment shares to Jiayi Liang, pursuant to a standby equity purchase agreement under which Taoping has the right, but not the obligation, to sell to the investor up to $10,000,000 of Ordinary Shares.

II-1

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of the registrant (incorporated by reference to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on December 30, 2020)
4.1	Description of Rights of Ordinary Shares (incorporated by reference to Exhibit 2.1 to the Annual Report on Form 20-F for the year ended December 31, 2022)
5.1*	Opinion of Maples and Calder
10.1	Standby Equity Purchase Agreement (Public) dated July 17, 2023 (incorporated by reference to Exhibit 4.1 to the Report on Form 6-K furnished by the registrant on July 19, 2023)
10.2	Standby Equity Purchase Agreement (Private) dated July 17, 2023 (incorporated by reference to Exhibit 4.2 to the Report on Form 6-K furnished by the registrant on July 19, 2023)
10.3	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on July 14, 2021)
10.4	English translation of Consultant Service Agreement for Enterprise Strategic Transformation, dated February 19, 2021, by and between the Company and Great Bay Capital Investment Limited (incorporated by reference to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on February 19, 2021)
10.5	English translation of Share Acquisition Agreement, dated March 17, 2021, by and among the Company, Biznest Internet Technology Co., Ltd., Taoping New Media Co., Ltd. and shareholders of Taoping New Media Co., Ltd. (incorporated by reference to Exhibit 99.1 to the Report on Form 6-K furnished by the registrant on March 19, 2021)
10.6	Form of Securities Purchase Agreement, dated July 12, 2021 (incorporated by reference to Exhibit 10.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on July 14, 2021)
10.7	English Translation of Equity Transfer Agreement, dated September 18, 2021 (incorporated by reference to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on September 20, 2021)
10.8	Form of Idle mining Machines and Accessories Sales Contract (English Translation) (incorporated by reference to Exhibit 4.9 to the Company’s Annual Report on Form 20-F filed on April 25, 2023)
21.1	List of subsidiaries of the registrant (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F filed on April 25, 2023)
23.1*	Consent of UHY LLP, Independent Registered Public Accounting Firm
23.2*	Consent of PKF Littlejohn LLP, Independent Registered Public Accounting Firm
23.3*	Consent of Maples and Calder (contained in Exhibit 5.1)
23.4*	Consent of Shihui Partners
24.1*	Power of Attorney (included in the signature page)
107*	Filing Fee Table

*	Filed herewith

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the issuer includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the issuer is relying on Rule 430B:

(A)	each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)	if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offerings made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, China, on the 22nd day of August 2023.

Taoping Inc.

By:	/s/ Jianghuai Lin
Name:	Jianghuai Lin
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Jianghuai Lin and Ms. Liqiong (Iris) Yan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jianghuai Lin	Chairman and Chief Executive Officer
Jianghuai Lin	(Principal Executive Officer)	August 22, 2023

/s/ Liqiong (Iris) Yan	Chief Financial Officer
Liqiong (Iris) Yan	(Principal Financial and Accounting Officer)	August 22, 2023

/s/ Zhiqiang Zhao	Director and President
Zhiqiang Zhao		August 22, 2023

/s/ Yong Jiang	Director
Yong Jiang		August 22, 2023

/s/ Remington Hu	Director
Remington Hu		August 22, 2023

/s/ Yunsen Huang	Director
Yunsen Huang		August 22, 2023

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Taoping Inc. has signed this registration statement or amendment thereto in New York on August 22, 2023.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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